EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Income/Loss Margin) and Reconciliation of Adjusted EBITDA Margin to Net Income/Loss Margin

	Quarter ended June 30,		Year ended June 30,

(in millions, unaudited)	2005	2006	2005 (combined)	2006

Adjusted EBITDA	$65.1	$60.0	$244.8	$256.6
Total revenues	632.4	682.5	2,268.9	2,652.7

Adjusted EBITDA Margin	10.3%	8.8%	10.8%	9.7%

Adjusted EBITDA	$65.1	$60.0	$244.8	$256.6
Interest, net	(26.0)	(28.6)	(88.3)	(111.0)
Income tax benefit (expense)	(1.2)	8.2	33.6	(10.4)
Depreciation and amortization	(29.0)	(33.0)	(82.0)	(107.5)
Minority interests	(0.1)	(0.2)	0.4	(2.5)
Gain (loss) on sale of assets	0.4	(2.4)	(0.6)	9.6
Equity method income (loss)	0.3	(0.7)	0.9	0.1
Stock compensation	(0.3)	(0.6)	(97.4)	(1.7)
Debt extinguishment costs	‑	‑	(62.2)	(0.1)
Merger expenses	(0.1)	‑	(23.3)	‑
Impairment expense	‑	(15.0)	‑	(15.0)
Monitoring fees	(1.3)	(1.3)	(4.0)	(5.2)

Net income (loss)	$7.8	$(13.6)	$(78.1)	$12.9
Total revenues	$632.4	$682.5	$2,268.9	$2,652.7

Net income (loss) margin	1.2%	(2.0)%	(3.4)%	0.5%